Exhibit 1.1

EXECUTION VERSION

IBM INTERNATIONAL CAPITAL PTE. LTD.

$5,500,000,000

Debt Securities

$600,000,000 4.700% Notes due 2026

$500,000,000 4.600% Notes due 2027

$500,000,000 4.600% Notes due 2029

$500,000,000 4.750% Notes due 2031

$1,000,000,000 4.900% Notes due 2034

$1,000,000,000 5.250% Notes due 2044

$1,400,000,000 5.300% Notes due 2054

fully and unconditionally guaranteed by

INTERNATIONAL BUSINESS MACHINES CORPORATION

UNDERWRITING AGREEMENT

New York, New York

Dated as of January 29, 2024

To the Representatives named in Schedule I hereto
   of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

International Business Machines Corporation, a New York corporation (the “Company”), and IBM International Capital Pte. Ltd., a private company limited by shares incorporated under the laws of the Republic of Singapore (the “Issuer”), propose that the Issuer will sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as joint lead managers and representatives (the “Representatives”), the principal amount of its debt securities identified in Schedule I hereto (the “Notes”) and the related guarantee of such debt securities, to be issued under an indenture dated on or about the Closing Date (as defined below) (the “Indenture”), between the Company, the Issuer and The Bank of New York, as trustee (the “Trustee”). The Notes will be fully and unconditionally guaranteed (the “Guarantee”) by the Company pursuant to the terms of the Indenture. The Notes and the Guarantee are referred to collectively in this Agreement as the “Securities”. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives”, as used herein shall each be deemed to refer to such firm or firms.

1.            Representations and Warranties.  Each of the Issuer and the Company, jointly and severally, represents and warrants to, and agrees with each Underwriter that:

(a)            Each of the Issuer and the Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the “Act”) and has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement as defined in Rule 405 (the file number of which is set forth in Schedule I hereto), including a related basic prospectus, on such Form for the registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Issuer and the Company may have filed with the Commission as part of an amendment to the Registration Statement or pursuant to Rule 424(b) one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Issuer and the Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall include all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Issuer or the Company has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

The terms which follow, when used in this Agreement, shall have the meanings indicated. The term the “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Basic Prospectus” shall mean the basic prospectus relating to the Registration Statement to be used in connection with offering the Securities. “Final Prospectus” shall mean the prospectus supplement relating to the Securities and containing the final terms of the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus. “Registration Statement” shall mean the registration statement referred to in the preceding paragraph, including incorporated documents, exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, in the form in which it or they has or have or shall become effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement or statements as so amended. “Rule 433”, “Rule 415”, “Rule 424”, “Rule 430B” and “Regulation S-K” refer to such rules under the Act. “Disclosure Package” shall mean (i) the Basic Prospectus, as amended and supplemented (including any preliminary prospectus supplement issued before the Execution Time relating to the Securities) to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405. “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433. “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus. Any reference herein to the Registration Statement, a Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the “Exchange Act”) on or before the effective date of the Registration Statement or the date of such Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement, or the date of any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)            On the Effective Date and at the Execution Time, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Issuer nor the Company makes any representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer or the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus (or any supplement thereto).

(c)            At the Execution Time, the Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer or the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(d)            At the earliest time after the filing of the Registration Statement that the Issuer, the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, neither the Issuer nor the Company was, nor is, an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer or the Company be considered an Ineligible Issuer.

(e)            Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 4(A)(g) hereto do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer or the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(f)             (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Issuer, the Company or any person acting on either of their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, each of the Issuer and the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Issuer agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

2.              Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at the purchase price set forth in Schedule I hereto, the respective principal amounts of the Securities set forth opposite each respective Underwriter’s name in Schedule II hereto, except that, if Schedule I hereto provides for the sale of Securities pursuant to delayed delivery arrangements, the respective principal amounts of Securities to be purchased by the Underwriters shall be as set forth in Schedule II hereto, less the respective amounts of Contract Securities determined as provided below. Securities to be purchased by the Underwriters are herein sometimes called the “Underwriters’ Securities” and Securities to be purchased pursuant to Delayed Delivery Contracts as hereinafter provided are herein called “Contract Securities”.

If so provided in Schedule I hereto, the Underwriters are authorized to solicit offers to purchase Securities from the Issuer pursuant to delayed delivery contracts (“Delayed Delivery Contracts”), substantially in the form of Schedule IV hereto but with such changes therein as the Issuer may authorize or approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, the Issuer will pay to the Representatives, for the account of underwriters, on the Closing Date, the percentage set forth in Schedule I hereto of the principal amount of the Securities for which Delayed Delivery Contracts are made. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The Issuer will make Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by the Underwriters have been approved by the Issuer but, except as the Issuer may otherwise agree, each such Delayed Delivery Contract must be for not less than the minimum principal amount set forth in Schedule I hereto and the aggregate principal amount of Contract Securities may not exceed the maximum aggregate principal amount set forth in Schedule I hereto. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts. The principal amount of Securities to be purchased by each Underwriter as set forth in Schedule II hereto shall be reduced by an amount which shall bear the same proportion to the total principal amount of Contract Securities as the principal amount of Securities set forth opposite the name of such Underwriter bears to the aggregate principal amount set forth in Schedule II hereto, except to the extent that you determine that such reduction shall be otherwise than in such proportion and so advise the Issuer in writing; provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the aggregate principal amount set forth in Schedule II hereto, less the aggregate principal amount of Contract Securities.

3.            Delivery and Payment.  Delivery of and payment for the Underwriters’ Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being called the “Closing Date”). Delivery of the Underwriters’ Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof, net of applicable goods and services tax (“GST”) charged under the Goods and Services Tax Act 1993 of Singapore by each GST-registered Representative on the difference (with respect to each of the Underwriters’ Securities set forth opposite such Representative’s name on Schedule II) between the offering price and purchase price as set forth in Schedule I (such difference, an “Underwriting Discount”), to or upon the order of the Issuer by certified or official bank check or checks payable, or wire transfers, in immediately available funds.  The Securities shall be delivered in definitive global form through the facilities of The Depository Trust Company. For the avoidance of doubt, each Underwriting Discount as set out in Schedule I hereto has been computed exclusive of GST, and the GST charged by each GST-registered Representative will be satisfied by the Issuer as a result of the netting mechanism described in the second sentence of this Section 3.

4.              Agreements.

(A)            Each of the Issuer and the Company agrees with the several Underwriters that:

(a)           The Issuer and the Company will file the Final Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuer and the Company will promptly advise the Representatives (i) when any amendment to the Registration Statement relating to the Securities shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Issuer or the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Issuer and the Company will each use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. Neither the Issuer nor the Company will file any amendment of the Registration Statement or supplement to the Final Prospectus unless you have been furnished a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.

(b)            If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Issuer and the Company will give the Representatives immediate notice of the occurrence of such event and promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(c)            The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the current fiscal quarter of the Company, an earning statement (which need not be audited) of the Company and its subsidiaries, covering a period of at least 12 months beginning after the end of the current fiscal quarter of the Company, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

(d)            The Issuer will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of any Preliminary Final Prospectus and the Final Prospectus and each Issuer Free Writing Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

(e)            The Issuer and the Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors.

(f)             Until the earlier of the day on which the distribution of the Securities is completed or the business day following the Closing Date, neither the Issuer nor the Company will, without the consent of the Representatives, offer or sell, or announce the offering of, any United States dollar denominated debt securities covered by the Registration Statement or any other registration statement filed under the Act.

(g)            To prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(h)            If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Issuer or the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(i)            Each of the Issuer and the Company agrees that, unless it obtains the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Issuer or the Company with the Commission or retained by the Issuer or the Company under Rule 433, other than the final term sheet prepared and filed pursuant to Section 4(A)(g) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Issuer and the Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j)            The Issuer (and the Company, if applicable) agrees to, in cooperation with the Representatives, complete and sign the return on debt securities form and send the same to the Underwriters in order that the duly completed return on debt securities form may be submitted to the Monetary Authority of Singapore within one month from the date of issuance of the Securities.

(B)            The several Underwriters agree with the Issuer and the Company that:

(a)            The Representatives will pay the expenses of printing and distributing all documents relating to the offering.

(b)            The Representatives will pay the reasonable fees and disbursements of outside counsel for the Issuer and the Company and the Underwriters relating to the offering.

(c)            The Representatives will pay any fees of Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial (“S&P”) relating to the rating of the Securities.

(d)            The Representatives will pay the fees and disbursements of PricewaterhouseCoopers LLP relating to the preparation of the letter required by Section 5(e) of this Agreement.

(e)            The Representatives will pay the reasonable fees and expenses of The Bank of New York, as Trustee.

(f)            The Representatives will pay any and all fees associated with listing the Securities on any United States or foreign securities exchange.

(g)            The Representatives will pay any and all travel expenses incurred by the Issuer and the Company in connection with the offering of the Securities.

(h)            The Representatives will pay any and all other miscellaneous expenses and/or taxes associated with the offering.

(i)             Each Underwriter agrees to furnish the Issuer and the Company with a copy of each proposed Free Writing Prospectus to be prepared by or on behalf of such Underwriter before its first use and not to use any Free Writing Prospectus, to which the Issuer or the Company reasonably objects, provided, however, that without consent of the Issuer and the Company each Underwriter may use the final term sheet prepared and filed pursuant to Section 4(A)(g) hereto and one or more preliminary term sheets relating to the Securities containing customary information.

5.              Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwriters’ Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Company contained herein as of the Execution Time, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Issuer and the Company made in any certificates pursuant to the provisions hereof, to the performance by each of the Issuer and the Company of its obligations hereunder and to the following additional conditions:

(a)            The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(A)(g) hereto, and any other material required to be filed by the Issuer or the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)            The Issuer shall have furnished to the Representatives the opinion of the General Counsel, an Assistant General Counsel, an Associate General Counsel or other senior counsel of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(c)            The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, any Delayed Delivery Contracts, the Registration Statement, the Final Prospectus, Disclosure Package and other related matters as the Representatives may reasonably require, and the Issuer and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)            The Company shall have furnished to the Representatives:

(i)            A certificate of the Issuer, signed by a director or officer of the Issuer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the

Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto and this Agreement and that:

(1)            the representations and warranties of the Issuer in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(2)            no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Issuer’s knowledge, threatened.

(ii)            A certificate of the Company, signed by the principal financial or accounting officer (or Vice President and Treasurer) of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto and this Agreement and that:

(1)            the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(2)            no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(3)            since the date of the most recent financial statements included in the Disclosure Package or the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(e)            At the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters with respect to the consolidated financial statements and certain financial information of the Company (which may refer to a letter previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

(i)            in their opinion the audited financial statements and schedules thereto included or incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder with respect to financial statements and financial statement schedules included or incorporated in annual reports on Form 10-K under the Exchange Act;

(ii)            on the basis of a reading of the unaudited financial statements included or incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus and of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committees of the Company and the subsidiaries since the date of the latest audited balance sheet, through a specified date not more than five business days prior to the date of the letter; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent financial statements incorporated in the Registration Statement and the Final Prospectus, nothing came to their attention which caused them to believe that:

(1)            any unaudited financial statements included or incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not stated on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus;

(2)            with respect to the period subsequent to the date of the most recent financial statements incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus, there were, at a specified date not more than five business days prior to the date of the letter, any increases in long-term debt of the Company and its subsidiaries or decreases in the capital stock of the Company or decreases in the stockholders’ equity of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus, except in all instances for increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(iii)            they have performed certain other procedures as a result of which they determined that the information described in a schedule to be delivered on behalf of the Underwriters of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general ledger of the Company) set forth in the Registration Statement, as amended, the Disclosure Package, the Final Prospectus, as amended or supplemented, and in Exhibit 12 to the Registration Statement (including selected accounting, financial or statistical information included or incorporated in the Company’s Annual Report on Form 10-K incorporated in the Final Prospectus or any of the Company’s Quarterly Reports on Form 10-Q incorporated therein), agrees with the general ledger of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (e) include any supplements thereto at the date of the letter.

(f)             Subsequent to the respective dates of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.

(g)            Prior to the Closing Date, the Issuer and the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(h)            The Issuer shall have accepted Delayed Delivery Contracts in any case where sales of Contract Securities arranged by the Underwriters have been approved by the Issuer.

(i)             Subsequent to the Execution Time, there shall not have been any decrease in the ratings of any of the Securities by Moody’s or S&P and neither Moody’s nor S&P shall have publicly announced that it has placed any of the Securities on a credit watch with negative implications.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

6.              Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Issuer or the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer or the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

7.              Indemnification and Contribution. (a)  Each of the Issuer and the Company, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Issuer nor the Company will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer or the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which the Issuer or the Company may otherwise have.

(b)            Each Underwriter severally agrees to indemnify and hold harmless the Issuer, the Company, each of their directors, each of their officers who signs the Registration Statement, and each person who controls the Issuer or the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer and the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer or the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuer and the Company each acknowledges that the statements set forth in the last paragraph of the cover page of the Final Prospectus and under the heading “Underwriting” or “Plan of Distribution” and, if Schedule I hereto provides for sales of Securities pursuant to delayed delivery arrangements, in the last sentence under the heading “Delayed Delivery Arrangements” in any Preliminary Final Prospectus and the Final Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, and you, as the Representatives, confirm that such statements are correct.

(c)            Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this

Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the Representatives in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d)            In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Issuer and the Company on grounds of policy or otherwise, the Issuer and the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Issuer, the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities set forth on Schedule I hereto and the Issuer and the Company are responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer or the Company within the meaning of either the Act or the Exchange Act, each officer of the Issuer or the Company who shall have signed the Registration Statement and each director of the Issuer or the Company shall have the same rights to contribution as the Issuer or the Company, subject in each case to clauses (y) and (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

8.              Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Issuer or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Issuer and any nondefaulting Underwriter for damages occasioned by its default hereunder.

9.              Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            For purposes of this Section 9:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

10.            Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer and the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities.

11.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of each of the Issuer and the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Issuer or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancelation of this Agreement.

12.            Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Issuer or the Company, will be mailed, delivered or telegraphed and confirmed to it, at Armonk, New York 10504; attention of the Treasurer.

13.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

14.            Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

15.            Arms-Length Transaction. Each of the Issuer and the Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer and the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Issuer or the Company, (iii) no Underwriter has assumed an advisory of fiduciary responsibility in favor of the Issuer or the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer or the Company on other matters) or any other obligation to the Issuer or the Company except the obligations expressly set forth in this Agreement and (iv) each of the Issuer and the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Issuer and the Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer or the Company, in connection with such transaction or the process leading thereto.

16.            “Prescribed Capital Markets Products”. Pursuant to Section 309B(1)(c) of the Securities and Futures Act 2001 of Singapore, the Issuer hereby notifies the Underwriters that the Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

17.            Submission to Jurisdiction. Each party hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, the Basic Prospectus, the Final Prospectus or the offering of the Securities, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. To the extent that Issuer has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Issuer irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

18.            Appointment of Agent. The Issuer has appointed the Company as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement, the Basic Prospectus, the Final Prospectus or the offering of the Securities which may be instituted in any New York court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable prior to a substitution of the Issuer by the Company in accordance with Section 9.03 of the Indenture. The Issuer represents that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer and the Company shall be deemed, in every respect, effective service of process upon the Issuer and the Company.

19.            Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the U.S. business day preceding that on which final judgment is given. The obligation of either the Issuer or the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first U.S. business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, then each of the Issuer and the Company agrees to pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Issuer or the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder. Any amounts payable by the Issuer, the Guarantor or any Underwriter under this Section shall be paid to the applicable Underwriter(s), the Issuer or the Company (as applicable) as promptly as reasonably practicable.

[signatures follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer, the Company and the several Underwriters.

Very truly yours,

IBM INTERNATIONAL CAPITAL PTE. LTD.

By:	/s/ Mark William Hobbert
Name:	Mark William Hobbert
Title:	Chief Executive Officer,
Chief Financial Officer,
Chief Accounting Officer,
President, Treasurer, Controller and Director

INTERNATIONAL BUSINESS MACHINES
CORPORATION

By:	/s/ Mark William Hobbert
Name:	Mark William Hobbert
Title:	Vice President and Assistant Treasurer

[Signature Page to the Underwriting Agreement (USD)]

The foregoing Agreement is hereby

confirmed and accepted on the

date specified in Schedule I hereto.

For themselves and the other several

Underwriters, if any, named in

Schedule II to the foregoing Agreement.

Merrill Lynch (Singapore) Pte. Ltd.

Citigroup Global Markets Singapore Pte. Ltd.

Goldman Sachs (Singapore) Pte.

J.P. Morgan Securities Asia Private Limited

The Hongkong and Shanghai Banking Corporation Limited,
Singapore Branch

[Signature Page to the Underwriting Agreement]

I-1

By: Merrill Lynch (Singapore) Pte. Ltd.

By:	/s/ Clemente Antonio C Puno IV
Name: Clemente Antonio C Puno IV
Title: Managing Director

[Signature Page to the Underwriting Agreement]

I-2

By: Citigroup Global Markets Singapore Pte. Ltd.

By:	/s/ Jonathan Quek
Name: Jonathan Quek
Title: Managing Director

[Signature Page to the Underwriting Agreement]

I-3

By: Goldman Sachs (Singapore) Pte.

By:	/s/ Andy Tai
Name: Andy Tai
Title: Managing Director

[Signature Page to the Underwriting Agreement]

I-4

By: J.P. Morgan Securities Asia Private Limited

By:	/s/ Reuben Ong
Name: Reuben Ong
Title: Executive Director

[Signature Page to the Underwriting Agreement]

I-5

By: The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch

By:	/s/ Goh Chong Han
Name: Goh Chong Han
Title: Director - DCM

[Signature Page to the Underwriting Agreement]

I-6

SCHEDULE I

Underwriting Agreement dated January 29, 2024

Registration No. 333-276739 and 333-276739-01

Representatives:

Merrill Lynch (Singapore) Pte. Ltd.

50 Collyer Quay

#14-01 OUE Bayfront

Singapore 049321

Attn: DCM

Tel: +65 6678 0000

Citigroup Global Markets Singapore Pte. Ltd.

8 Marina View

#21-00 Asia Square Tower 1

Singapore 018960

Attn: Capital Markets Origination

Tel: +65 6657 1965

Goldman Sachs (Singapore) Pte.

1 Raffles Link

#07-01 South Lobby

Singapore 039393

Attn: Global Banking & Markets

Tel: +65 6889 1954

J.P. Morgan Securities Asia Private Limited

88 Market Street

26th Floor, CapitaSpring

Singapore 048948

Attn: Reuben Ong

Tel: +65 6882 1802

The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch

10 Marina Boulevard

#47-01 Marina Bay Financial Centre Tower 2

Singapore 018983

Attn: Debt Capital Markets/Legal c/o HSBC Mailroom

Email: hsbcdcmsg@hsbc.com.sg

Title, Purchase Price and Description of Securities:

Title:	4.700% Notes due 2026 (the “2026 Notes”)

4.600% Notes due 2027 (the “2027 Notes”)

4.600% Notes due 2029 (the “2029 Notes”)

4.750% Notes due 2031 (the “2031 Notes”)

4.900% Notes due 2034 (the “2034 Notes”)

5.250% Notes due 2044 (the “2044 Notes”)

5.300% Notes due 2054 (the “2054 Notes”)

Principal amount:	2026 Notes: $600,000,000

2027 Notes: $500,000,000

2029 Notes: $500,000,000

2031 Notes: $500,000,000

2034 Notes: $1,000,000,000

2044 Notes: $1,000,000,000

2054 Notes: $1,400,000,000

Purchase price:	2026 Notes: 99.776% of the principal amount of the Securities plus accrued interest from and including February 5, 2024

2027 Notes: 99.692% of the principal amount of the Securities plus accrued interest from and including February 5, 2024

2029 Notes: 99.604% of the principal amount of the Securities plus accrued interest from and including February 5, 2024

2031 Notes: 99.470% of the principal amount of the Securities plus accrued interest from and including February 5, 2024

2034 Notes: 99.300% of the principal amount of the Securities plus accrued interest from and including February 5, 2024

2044 Notes: 98.996% of the principal amount of the Securities plus accrued interest from and including February 5, 2024

2054 Notes: 98.635% of the principal amount of the Securities plus accrued interest from and including February 5, 2024

Offering price:	2026 Notes : 99.876% of the principal amount of the Securities plus accrued interest from and including February 5, 2024

2027 Notes: 99.842% of the principal amount of the Securities plus accrued interest from and including February 5, 2024

2029 Notes: 99.854% of the principal amount of the Securities plus accrued interest from and including February 5, 2024

2031 Notes: 99.770% of the principal amount of the Securities plus accrued interest from and including February 5, 2024

2034 Notes: 99.750% of the principal amount of the Securities plus accrued interest from and including February 5, 2024

2044 Notes: 99.596% of the principal amount of the Securities plus accrued interest from and including February 5, 2024

2054 Notes: 99.435% of the principal amount of the Securities plus accrued interest from and including February 5, 2024

Interest:	2026 Notes Payable on February 5 and August 5 of each year, commencing on August 5, 2024

2027 Notes Payable on February 5 and August 5 of each year, commencing on August 5, 2024

2029 Notes Payable on February 5 and August 5 of each year, commencing on August 5, 2024

2031 Notes Payable on February 5 and August 5 of each year, commencing on August 5, 2024

2034 Notes Payable on February 5 and August 5 of each year, commencing on August 5, 2024

2044 Notes Payable on February 5 and August 5 of each year, commencing on August 5, 2024

2054 Notes Payable on February 5 and August 5 of each year, commencing on August 5, 2024

Sinking fund provisions: None.

Redemption provisions: The Securities are redeemable at the option of the Company, in whole upon the occurrence of certain tax events, or in whole or in part, each as set forth in the prospectus supplement dated the date of this Agreement.

Closing Date, Time and Location: February 5, 2024, 10:00 A.M. (New York City time), at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York.

Delayed Delivery Arrangements: None.

Items specified pursuant to Section 5(e)(iii) to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 5(e): The unaudited capsule information in the Disclosure Package and the Final Prospectus.

Other Terms:

1.            Section 4(B)(a) – (h) are deleted.

2.            Each of the Underwriters agrees that it will not offer, sell, or deliver any of the Securities, directly or indirectly, or distribute the prospectus supplement or prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of the Underwriters’ knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Company.

The Underwriters also agree to abide by the following offering restrictions:

Prohibition of Sales to European Economic Area (“EEA”) Retail Investors

Each Underwriter represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the EEA. For the purposes of this provision:

(a)          the expression “retail investor” means a person who is one (or more) of the following:

(i)            a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)           a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)          not a qualified investor as defined in Regulation (EU) 2017/1129, as amended; and

(b)          the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom (“U.K.”) Retail Investors

Each Underwriter represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the U.K. For the purposes of this provision:

(a)           the expression “retail investor” means a person who is one (or more) of the following:

(i)            a retail client as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii)           a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”), and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)          not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and

(b)          the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

Each Underwriter represents and agrees that it and each of its affiliates:

(a)          has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)          has complied with, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the U.K.

Singapore

Each Underwriter acknowledges that no document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter represents, warrants and agrees, and each further Underwriter will be required to represent, warrant and agree, that it has not offered or sold any Securities or caused the Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any Securities or cause the Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, any document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”) pursuant to Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and, (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Japan

Each Underwriter acknowledges that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law), and each Underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

Each Underwriter acknowledges that the Notes have not been and may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (“SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance, and no advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Switzerland

Each Underwriter acknowledges that the Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

3.           The last sentence of Section 7(b) shall be deleted and replaced by the following text:

The Issuer and the Company each acknowledges that the statements set forth in the last paragraph of the cover page of the Preliminary Final Prospectus and the Final Prospectus, the sentence “The underwriters have informed IIC that they intend to make a market in the Notes but are under no obligation to do so and such market making may be terminated at any time without notice.” and the statements contained in the fourth paragraph, seventh through ninth paragraphs and the first, fourth, fifth, sixth and seventh sentences of the tenth paragraph under the caption “Underwriting” in the Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Basic Prospectus, any Preliminary Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or the Final Prospectus, and you, as the Representatives, confirm that such statements are correct.

4.           The following shall be additional conditions added to Section 5:

The Issuer shall have furnished to the Representatives the opinion of Cravath, Swaine & Moore LLP, counsel to the Issuer and the Company, dated the Closing Date to the effect that the statements under the caption “United States Taxation” in the Disclosure Package and the Final Prospectus constitute a fair presentation of the material U.S. federal income tax consequences to holders of Securities.

The Issuer shall have furnished to the Representatives the opinion of Drew & Napier LLC, Singapore counsel to the Issuer and the Company, such opinion or opinions, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

5.           For purposes of Section 8, the 2026 Notes, the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes, the 2044 Notes and the 2054 Notes shall be treated as seven separate series of Securities, and Section 8 shall apply to each series as if this Underwriting Agreement applied solely to such series.

6.           The following shall be a new Section 20:

20.          Electronic Signatures. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.           The following shall be a new Section 21:

21.          Recognition of Hong Kong Stay Powers. Notwithstanding and to the exclusion of any other term or condition of this Agreement or any other agreement, arrangement or understanding, each party to this Agreement acknowledges, accepts and agrees to be bound by any suspension of a termination right (as defined in the FIRO Rules) in relation to the Covered Entity relating to this Agreement imposed by the Resolution Authority in accordance with section 90(2) of the FIRO or any other laws, regulations, rules or requirements relating thereto.

For the purposes of this Section 21:

“Covered Entity” means any party to this Agreement that is or becomes a “covered entity” within the meaning of the FIRO Rules.

“FIRO” means the Financial Institutions (Resolution) Ordinance (Cap. 628) of Hong Kong.

“FIRO Rules” means the Financial Institutions (Resolution) (Contractual Recognition of Suspension of Termination Rights – Banking Sector) Rules (Cap. 628C) of Hong Kong.

“Resolution Authority” means the resolution authority in relation to a banking sector entity from time to time, which is currently the Hong Kong Monetary Authority.

SCHEDULE II

IBM International Capital Pte. Ltd.

$5,500,000,000

fully and unconditionally guaranteed by

International Business Machines Corporation

$600,000,000 4.700% Notes due 2026

$500,000,000 4.600% Notes due 2027

$500,000,000 4.600% Notes due 2029

$500,000,000 4.750% Notes due 2031

$1,000,000,000 4.900% Notes due 2034

$1,000,000,000 5.250% Notes due 2044

$1,400,000,000 5.300% Notes due 2054

Underwriters	Principal Amount of 2026 Notes to be Purchased	Principal Amount of 2027 Notes to be Purchased	Principal Amount of 2029 Notes to be Purchased	Principal Amount of 2031 Notes to be Purchased	Principal Amount of 2034 Notes to be Purchased	Principal Amount of 2044 Notes to be Purchased	Principal Amount of 2054 Notes to be Purchased
Merrill Lynch (Singapore) Pte. Ltd.	$72,000,000	$60,000,000	$60,000,000	$60,000,000	$120,000,000	$120,000,000	$168,000,000
Citigroup Global Markets Singapore Pte. Ltd.	$72,000,000	$60,000,000	$60,000,000	$60,000,000	$120,000,000	$120,000,000	$168,000,000
Goldman Sachs (Singapore) Pte.	$72,000,000	$60,000,000	$60,000,000	$60,000,000	$120,000,000	$120,000,000	$168,000,000
The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch	$72,000,000	$60,000,000	$60,000,000	$60,000,000	$120,000,000	$120,000,000	$168,000,000
J.P. Morgan Securities Asia Private Limited	$72,000,000	$60,000,000	$60,000,000	$60,000,000	$120,000,000	$120,000,000	$168,000,000
BNP Paribas Securities Corp.	$37,500,000	$31,250,000	$31,250,000	$31,250,000	$62,500,000	$62,500,000	$87,500,000
Deutsche Bank Securities Inc.	$37,500,000	$31,250,000	$31,250,000	$31,250,000	$62,500,000	$62,500,000	$87,500,000
RBC Capital Markets, LLC	$37,500,000	$31,250,000	$31,250,000	$31,250,000	$62,500,000	$62,500,000	$87,500,000
Wells Fargo Securities, LLC	$37,500,000	$31,250,000	$31,250,000	$31,250,000	$62,500,000	$62,500,000	$87,500,000
Mizuho Securities USA LLC	$19,000,000	$15,833,000	$15,833,000	$15,834,000	$31,666,000	$31,667,000	$44,333,000
MUFG Securities Americas Inc.	$19,000,000	$15,834,000	$15,833,000	$15,833,000	$31,667,000	$31,667,000	$44,333,000
Santander US Capital Markets LLC	$19,000,000	$15,833,000	$15,834,000	$15,833,000	$31,667,000	$31,666,000	$44,334,000
Scotia Capital (USA) Inc.	$10,000,000	$8,334,000	$8,333,000	$8,333,000	$16,667,000	$16,666,000	$23,333,000
SMBC Nikko Securities America, Inc.	$10,000,000	$8,333,000	$8,334,000	$8,333,000	$16,667,000	$16,667,000	$23,333,000
Truist Securities Inc.	$10,000,000	$8,333,000	$8,333,000	$8,334,000	$16,666,000	$16,667,000	$23,334,000
Blaylock Van, LLC	$1,000,000	$834,000	$833,000	$833,000	$1,667,000	$1,666,000	$2,334,000
C.L. King & Associates, Inc.	$1,000,000	$833,000	$834,000	$833,000	$1,667,000	$1,667,000	$2,333,000
Drexel Hamilton, LLC	$1,000,000	$833,000	$833,000	$834,000	$1,666,000	$1,667,000	$2,333,000
Total	$600,000,000	$500,000,000	$500,000,000	$500,000,000	$1,000,000,000	$1,000,000,000	$1,400,000,000

II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Pricing Term Sheet dated January 29, 2024, as filed pursuant to Rule 433.

III-1

SCHEDULE IV

Delayed Delivery Contract

[Insert names and addresses of lead Representatives]

, 20

Dear Sir/Madam:

The undersigned hereby agrees to purchase from IBM International Capital Pte. Ltd. (the “Issuer”), and the Issuer agrees to sell to the undersigned, on           , 20_, (the “Delivery Date”),          $ principal amount of the Issuer’s              , which are fully and unconditionally guaranteed by International Business Machines Corporation (the “Securities”), offered by the Issuer’s Final Prospectus dated         , 20_, receipt of a copy of which is hereby acknowledged, at a purchase price of      % of the principal amount thereof, plus accrued       , if any, thereon from        , 20_, to the date of payment and delivery, and on the further terms and conditions set forth in this contract.

Payment for the Securities to be purchased by the undersigned shall be made on or before 11:00 A.M. (New York City time) on the Delivery Date to or upon the order of the Issuer in New York Clearing House (next day) funds, at your office or at such other place as shall be agreed between the Issuer and the undersigned upon delivery to the undersigned of the Securities in definitive, fully registered form and in such authorized denominations and registered in such names as the undersigned may request by written or telegraphic communication addressed to the Issuer not less than five full business days prior to the Delivery Date. If no request is received, the Securities will be registered in the name of the undersigned and issued in a denomination equal to the aggregate principal amount of Securities to be purchased by the undersigned on the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date, and the obligation of the Issuer to sell and deliver Securities on the Delivery Date, shall be subject to the conditions (and neither party shall incur any liability by reason of the failure thereof) that (1) the purchase of Securities to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject, and (2) the Issuer, on or before the Delivery Date, shall have sold to certain underwriters (the “Underwriters”) such principal amount of the Securities as is to be sold to them pursuant to the Underwriting Agreement referred to in the Final Prospectus mentioned above. Promptly after completion of such sale to the Underwriters, the Issuer will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Issuer delivered to the Underwriters in connection therewith. The obligation of the undersigned to take delivery of and make payment for the Securities, and the obligation of the Issuer to cause the Securities to be sold and delivered, shall not be affected by the failure of any purchaser to take delivery of and make payment for the Securities pursuant to other contracts similar to this contract.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

IV-1

It is understood that acceptance of this contract and other similar contracts is in the Issuer’s sole discretion and, without limiting the foregoing, need not be on a first come, first served basis. If this contract is acceptable to the Issuer, it is required that the Issuer sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Issuer and the undersigned, as of the date first above written, when such counterpart is so mailed or delivered.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name of Purchaser)

By
(Signature and Title)
(Address)

Accepted:

IBM INTERNATIONAL CAPITAL PTE. LTD.

By

IV-2